UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2013

SPHERIX INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7927 Jones Branch Drive, Suite 3125 Tysons Corner, VA	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 992-9260

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The purpose of this Amendment No. 1 (the “Amendment”) on Form 8-K/A to Spherix Incorporated’s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission on September 10, 2013 (the “Form 8-K”) is to include Exhibits 99.2 and 99.3.

No other changes have been made to the Form 8-K. This Amendment speaks as of the original filing date of the Form 8-K, does not reflect events that may have occurred subsequent to the original filing date and does not modify or update in any way disclosures made in the Form 8-K, except as otherwise set forth above.

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

    On September 10, 2013, the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”) dated April 2, 2013, by and among Spherix Incorporated (the "Company"), Nuta Technology Corp., a Virginia corporation and wholly owned subsidiary of the Company (“Nuta”), North South Holdings Inc., a Delaware corporation (“North South”) and certain shareholders of North South were completed.  North South was merged with and into Nuta, with Nuta as the surviving corporation and holder of the assets of the North South.  This transaction is referred to herein as the “Merger”.

    As a result of the Merger, holders of the outstanding shares of North South’s outstanding common stock are entitled to receive an aggregate of 1,203,153 shares of the Company’s common stock and holders of North South’s outstanding Series A Preferred Stock and Series B Preferred Stock are entitled to receive an aggregate of 1,379,685 shares of the Company’s Series D Preferred Stock, each of which is convertible into 10 shares of common stock.  Under the Merger Agreement, as amended on August 30, 2013, of the consideration paid, 555,072 shares of common stock and 94,493 shares of Series D Preferred Stock shall be paid into escrow for a period of one year  to cover certain indemnification obligations.  Please see the Form 8-K filed on April 4, 2013 and the Form 8-K filed on September 4, 2013 for more information regarding the Merger Agreement and the Merger.

ITEM 8.01  OTHER EVENTS.

    On September 9, 2013, the Company approved a form of indemnification agreement (the “Indemnification Agreement”) to be entered into with each of its directors and officers. Under the Indemnification Agreement, and subject to the terms and conditions set forth therein, each indemnitee is entitled to be indemnified against all expenses, judgments, fines and amounts paid in settlement incurred by such indemnitee in connection with any threatened, asserted, pending or completed claim, demand, action, suit or proceeding to which indemnitee was or is a party or is threatened to be made a party by reason of the fact that indemnitee is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise, to the fullest extent permitted by Delaware law.

    The Indemnification Agreement also provides for the advancement of expenses (including attorneys’ fees) incurred by the indemnitee in connection with any action, suit, or proceeding (subject to the terms and conditions set forth therein). The Indemnification Agreement contains certain exclusions, including proceedings initiated by the indemnitee unless the Company has joined in or consented to the initiation of such claim.

    The foregoing is a summary description of the terms and conditions of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the Indemnification Agreement, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

    The exhibits listed in the following Exhibit Index are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Form of Indemnification Agreement*
99.1	Press Release dated September 10, 2013*
99.2	Audited Financial Statements for the period ended December 31, 2012 and Unaudited Financial Statements for the six-months ended June 30, 2013**
99.3	Pro Forma Financial Information**

*Incorporated by reference to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 10, 2013.
**Filed herewith.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 9, 2013

SPHERIX INCORPORATED

By:	/s/ Anthony Hayes
Name: Anthony Hayes
Title: Chief Executive Officer